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                                                                   Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Coram Healthcare Corporation (Forms S-8 No.33-55547 and 33-55657) of our report dated February 11, 1994, on our audits of the consolidated financial statements and financial schedules of Medisys, Inc. and Subsidiaries as of December 31, 1993 and for each of the years in the two-year period ended December 31, 1993, which report is included in the Coram Healthcare Corporation Annual Report on Form 10-K for the Year ended December 31, 1994


                                      Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
March 27, 1995